Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Chesapeake Energy Corporation of our report dated March 1, 2021 relating to the financial statements, which appears in Chesapeake Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
November 5, 2021